UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 473-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2021, Aadi Bioscience, Inc. (the “Company”) appointed Brendan Delaney as the Company’s Chief Operating Officer, effective September 20, 2021 (the “Effective Date”).

Prior to joining the Company, Mr. Delaney, age 46, served as the Chief Commercial Officer of Constellation Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company that was acquired by MorphoSys for $1.4 billion, from January 2021 to September 2021. From November 2017 to January 2021, Mr. Delaney served as the Chief Commercial Officer of Immunomedics, Inc., a biotechnology company. Mr. Delaney was employed at Celgene Corporation, now a wholly-owned subsidiary of Bristol Myers Squibb Company, from March 2011 to November 2017, where he most recently served as Vice President, US Commercial Hematology/Oncology. Mr. Delaney’s prior roles at Celgene Corporation include Vice President, Global Marketing, Hematology and Executive Director, Global Marketing, Multiple Myeloma Franchise. Before joining Celgene in 2011, Mr. Delany was the Director of the Global Chronic Myeloid Leukemia (CML) Franchise at Novartis Oncology, a healthcare company. From 2006 to 2011, Brendan held a variety of commercial positions at Novartis Oncology, including serving as U.S. Marketing Lead for the launch of Afinitor in Renal Cell Carcinoma. Mr. Delaney currently serves on the board of directors of BeyondSpring Pharmaceuticals, Inc. (NASDAQ: BYSI). Mr. Delaney received his B.S. in biological sciences from Rutgers University and his M.B.A. in finance from The Stern School of Business at New York University.

In connection with his appointment, Mr. Delaney entered into an employment agreement dated September 14, 2021, effective as of the Effective Date (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Delaney will receive an annual base salary of $480,000 and will be eligible to receive an annual bonus of up to 45% of his annual base salary. Mr. Delaney will be eligible to participate in employee benefit plans generally available to other senior executives of the Company. Pursuant to the Employment Agreement, Mr. Delaney will enter into the Company’s Confidential Information and Invention Assignment Agreement upon commencement of his employment on the Effective Date.

In connection with his appointment and pursuant to the Employment Agreement, the compensation committee of the Board of Directors of the Company approved a grant of an option (the “Option”) to purchase 260,000 shares of the common stock, par value $0.0001 per share (“Common Stock”), of the Company under the Company’s 2021 Equity Incentive Plan (the “Plan”). The shares of Common Stock underlying the Option will vest 25% on the one year anniversary of the Effective Date and 1/48 of the total shares of Common Stock subject to the Option every month thereafter such that all shares subject to the Option shall be fully vested on the four year anniversary of the Effective Date, subject to Mr. Delaney’s continuing to be a “Service Provider” (as defined in the Plan) through the applicable vesting dates.

The Employment Agreement further provides that if Mr. Delaney’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Delaney resigns for Good Reason (as defined in the Employment Agreement), he will be entitled to receive: (i) base salary continuation for twelve months following termination, and (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Mr. Delaney’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case within 12 months following a Change in Control (as defined in the Employment Agreement) or three months prior to a Change in Control, he will be entitled to receive: (i) a lump sum payment equal to 100% of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change in Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects COBRA coverage, up to 12 months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and (iii) full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s Common Stock.

Payment of any severance payments to Mr. Delaney pursuant to the Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company (the “Release”), and provided that such Release becomes effective and irrevocable no later than 60 days following the termination date.

In connection with his appointment, the Company has entered into an indemnification agreement with Mr. Delaney, which is substantially the same form as entered into with other officers of the Company.

Mr. Delaney has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD.

On September 20, 2021, the Company issued a press release announcing Mr. Delaney’s appointment as Chief Operating Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement dated September 14, 2021, by and between Brendan Delaney and the Company

99.1	Aadi Bioscience, Inc. Press Release dated September 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2021

/s/ Neil Desai
Neil Desai, Ph.D.
President and Chief Executive Officer